Exhibit 10.4

Enclosure 1 to the guarantee dated Oct. 10, 2007 in the amount of EUR 9 Mio by IPG Laser GmbH, Burbach

The following branches and subsidiaries of Deutsche Bank AG have entered into a business relationship with subsidiaries of IPG Laser GmbH.

In this context subsidiaries of IPG Laser GmbH may draw funds up to a total amount of EUR 9,000,000.00 within the EUR 20,000,000.00 umbrella credit facility dated June 18th, 2012 based on the borrower’s guarantee in the amount of EUR 9,000,000.00 as listed below.

Summary of credit agreements for IPG Laser GmbH - group in Germany and abroad:

Debitor	DB branch / subsidiary	local curreny	amount (in k currency)	cash/discount	guarantee	total
		if not		exchange value in k Euro

IPG Laser GmbH, Burbach	Siegen			10,000	3,000	13,000

Credit lines under guarantee of IPG Laser GmbH

IPG Photonics (Italy) S.r.l., Via Kennedy 21, 20023 Cerro Maggiore (Milano), Italy	Deutsche Bank Spa, Milano, Italy			4,000		4,000

IRE-Polus NTO, 141190, Fryazino, pl. Vvedenskogo, Russia	Deutsche Bank Ltd., Moscow, Russia			1,000	2,000	3,000

Total Credit lines based on the borrower’s guarantee				15,000	5,000	20,000

Burbach, 18 June 2012

Burbach, 18 June 2012	Seigen, 18 June 2012
place, date	place, date

IPG Laser GmbH	Deutsche Bank AG

Filiale Deutschlandgeschäft

/s/ Eugene Scherbakov	/s/ Joachim Gartz /s/ Hans-Werner Bieler
legally binding signature(s)

Being guarantor we agree with above mentioned changes of the facilites within the Credit Facility Agreement dated June 18th, 2012 between IPG Laser GmbH and the Bank regarding the Umbrella Facility in the amount of EUR 20 million. Further we agree with all future changes within the Umbrella Facility and waive seperate information thereof, provided that the allocation to subsidiaries of IPG Laser GmbH does not acceed an aggregate amount of Euro 9 million (cash/discount and for guarantees).

Oxford, Massachusetts, 26 June 2012

place, date

IPG Photonics Corporation

/s/ Timoth P.V. Mammen
legally binding signature(s)